EXHIBIT 11

                 AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                      Primary (2)                         Fully diluted (3)
                                                                  earnings per share                      earnings per share
                                                                1995              1994                 1995               1994

Average shares outstanding for the nine month
period ending September 30,                                  2,350,290           2,362,004           2,350,290          2,362,004

     Incremental shares resulting from
     conversion of common stock equivalents:

        Options  to  purchase  shares of common
        stock at an  exercise  price of
        $5.37-  $15.675  (261,950 and 314,325
        options at September 30, 1994 and
        1995, respectively) (1)                                 51,320              48,912              54,452             48,912
                                                             ---------           ---------           ---------          ---------
           Total incremental shares resulting from
           conversion of common stock equivalents
           at September 30,                                     51,320              48,912              54,452             48,912
                                                             ---------           ---------           ---------          ---------
Total shares and incremental shares resulting from
conversion of common stock equivalents at September
30,                                                          2,401,610           2,410,916           2,404,742          2,410,916
                                                             =========           =========           =========          =========
Percentage of incremental shares resulting from
conversion of common stock equivalents at
September 30,                                                    2.14%               2.03%               2.26%              2.03%
                                                             =========           =========           =========          =========



                 AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                  Primary (2)                       Fully diluted (3)
                                                              earnings per share                   earnings per share
                                                            1995              1994               1995               1994

Average shares outstanding for the three month
period ending September 30,                                  2,354,203           2,366,643           2,354,203          2,366,643

     Incremental shares resulting from
     conversion of common stock equivalents:

        Options  to  purchase  shares of common
        stock at an  exercise  price of
        $5.37-  $15.675  (261,950 and 314,325
        options at September 30, 1994 and
        1995, respectively) (1)                                 49,677              41,379              52,638             41,379
                                                             ---------           ---------           ---------          ---------
           Total incremental shares resulting from
           conversion of common stock equivalents
           at September 30,                                     49,677              41,379              52,638             41,379
                                                             ---------           ---------           ---------          ---------
Total shares and incremental shares resulting from
conversion of common stock equivalents at September
30,                                                          2,403,880           2,408,022           2,406,841          2,408,022
                                                             ---------           ---------           ---------          ---------
Percentage of incremental shares resulting from
conversion of common stock equivalents at
September 30,                                                    2.07%               1.72%               2.19%              1.72%
                                                             =========           =========           =========          =========




                 AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


  (1)    Outstanding options and warrants to purchase common stock.

         Options to purchase shares of common stock as of September 30, 1995 and 1994, respectively:

                                             September 30,       September 30,
                                                  1995                1994

           Grant price:      $5.37                -                    11,000
           Grant price:      $9.875          10,500                    11,250
           Grant price:      $10.625         12,750                    14,250
           Grant price:      $11.125         13,000                    16,250
           Grant price:      $9.375               -                    10,125
           Grant price:      $11.375          7,500                     7,500
           Grant price:      $14.25          12,750                    15,000
           Grant price:      $15.675          8,500                     8,500
           Grant price:      $8.375          15,625                    22,000
           Grant price:      $9.213           8,500                     8,500
           Grant price:      $8.375          17,625                    18,750
           Grant price:      $10.75          27,000                    35,625
           Grant price:      $11.825         10,000                    10,000
           Grant price:      $10.375          3,000                     3,000
           Grant price:      $13.875         69,075                    70,200
           Grant price:      $14.25          98,500                         -
                                            -------                   -------
                                            314,325                   261,950
                                            =======                   =======


 (2) Calculation of incremental shares resulting from conversion of common stock equivalents, using the Treasury Stock Method for calculating primary earnings per share, is based on the average of the closing prices, for the three months and nine months ended September 30, 1995 and 1994, as reported on the American Stock Exchange.

 (3) Calculation of incremental shares resulting from conversion of common stock equivalents, using the Treasury Stock Method for calculating fully diluted earnings per share, is based on the greater of the average ending ask price or the closing ask price on September 30, 1995 and 1994, as reported on the American Stock Exchange.